FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2007

DUSKA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-33023	86-0982792
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwd, PA 19004
(Address of principal execute offices, including zip code)

(610) 660-6690
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 9, 2007, the Board of Directors of the Duska Therapeutics, Inc. (the “Company”) appointed David Coherd as director of the Company.

Mr. Coherd is a registered representative at Midsouth Capital Markets Group, Inc., (“MCMG”) who was a selected dealer in connection with the Company’s placement agent in a previous financing where the Company issued and sold an aggregate of $5,750,000 in the principal amount of Secured Convertible Notes to four accredited investors in a private placement on September 27, 2007. In connection with the transaction, the Company paid placement agent fees and expenses totaling $610,000, of which it is the Company’s understanding that MCMG received $290,596. In addition, the placement agent received warrants to purchase an aggregate of 4,875,000 shares of the Company’s common stock at an exercise price of $0.44 per share, of which the Company understands that MCMG received warrants to purchase 2,179,471 shares of the Company's common stock. The warrants issued to the placement agents terminate on September 26, 2012 and contain substantially the same terms as those issued to the investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007	DUSKA THERAPEUTICS, INC. (Registrant) By: /s/ Wayne Lorgus Name: Wayne Lorgus Title: Chief Financial Officer